Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information that follows gives effect to certain pro forma events related to the acquisition of American Reliable. The unaudited pro forma adjustments are based upon currently available information and certain assumptions that the Company believes to be reasonable under the circumstances. The pro forma information does not purport to project the future financial position or operating results of the combined post-acquisition company.

You should read the following unaudited pro forma condensed combined financial information in conjunction with the consolidated financial statements and the accompanying notes of Global Indemnity plc (the “Company” or “Global Indemnity”) for the period ending December 31, 2013 included in Global Indemnity plc’s Annual Report on Form 10-K for the year ended December 31, 2013, and as of and for the period ending September 30, 2014 included in Global Indemnity plc’s Quarterly Report on Form 10-Q for the period ended September 30, 2014, as well as the consolidated financial statements and the accompanying notes of American Reliable Insurance Company (“American Reliable”) as of and for the period ending December 31, 2013 and September 30, 2014, which are included in Exhibit 99.1 and 99.2 of this Amendment No. 1.

The unaudited pro forma condensed combined financial information gives effect to:

•	The purchase of American Reliable Insurance Company by Global Indemnity Group, Inc., a subsidiary of Global Indemnity plc, for approximately $117.9 million in cash, and the assumption of approximately $322.9 in customary insurance related liabilities, obligations, and mandates, which is subject to adjustment based on United States generally accepted accounting principles (“GAAP”) book value of the business as of the date of the closing of the transaction and the future development of loss reserves as further described in the stock purchase agreement relating to the purchase of American Reliable Insurance Company;

as if transactions were completed as of the date of the balance sheet data or at the beginning of the applicable period in the case of statement of operations data, as applicable. The unaudited pro forma condensed combined financial statement of operations data do not include any projected synergies relating to the transactions.

The ultimate purchase price allocation to acquisition consideration is subject to accounting procedures that are expected to be completed by June 30, 2015. The adjustments that will be recorded as of the completion of those procedures may differ materially from the information presented in these preliminary unaudited pro forma consolidated financial statements.

The Company previously reported on Form 8-K on January 5, 2015 an estimated purchase price of $114.0 million for American Reliable based on historical financial statement information available at that time. The following summarizes the Company’s most recent estimate of the purchase price of American Reliable based on most recent financial statement information available as of December 31, 2014:

As of 12/31/2014
Stockholders’ Equity as of December 31, 2014	$120,122
Less: Purchase Price Adjustment	(2,262)

Estimated Purchase Price	$117,860

Global Indemnity plc

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

(In thousands, except share amounts)

	Historical Global Indemnity plc (1)	Historical American Reliable Insurance Company	Pro Forma Adjustments		Pro Forma Combined Global Indemnity plc
ASSETS
Fixed maturities:
Available for sale, at fair value	$1,308,771	$191,688	$50,456	(2)	$1,550,915
Equity securities:
Available for sale, at fair value	120,736	14,206	(14,206	) (2)	120,736
Other invested assets:
Available for sale, at fair value	21,118	36,250	(36,250	) (2)	21,118

Total investments	1,450,625	242,144	—		1,692,769
Cash and cash equivalents	66,616	6,333	(2,749	) (3)	70,200
Premiums receivable, net	62,211	28,208	—		90,419
Reinsurance receivables, net	178,193	20,652	(5,628	) (4)	193,217
Funds held by ceding insurers	23,762	—	—		23,762
Federal income tax recoverable	—	1,134	1,632	(22)	2,766
Deferred federal income taxes	16,817	—	334	(22)	17,151
Deferred acquisition costs	26,090	21,961	(10,121	) (5)	37,930
Intangible assets	17,725	213	27,500	(6)	45,438
Goodwill	4,820	118	2,451	(7)	7,389
Prepaid reinsurance premiums	5,464	77,672	(28,922	) (8)	54,214
Receivable for securities sold	—	—	—		—
Other assets	27,492	15,127	—		42,619

Total assets	$1,879,815	$413,562	$(15,503)		$2,277,874

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$739,931	$60,080	$17,400	(9)	$817,411
Unearned premiums	127,798	166,472	15,557	(10)	309,827
Federal income taxes payable	1,567	—	334	(22)	1,901
Deferred federal income taxes payable	—	1,440	1,632	(22)	3,072
Ceded balances payable	4,150	5,003	—		9,153
Contingent commissions	12,511	3,227	—		15,738
Payable for Securities	2,865	—	—		2,865
Margin borrowing facility	62,274	—	102,000	(11)	164,274
Funds held under reinsurance treaties	—	44,509	(44,509	) (12)	—
Other liabilities	30,624	24,914	—		55,538

Total liabilities	981,720	305,645	92,414		1,379,779

Commitments and contingencies	—	—	—		—
Shareholders’ equity:
Ordinary shares	3	4,200	(4,200	) (13)	3
Additional paid-in capital	518,889	90,145	(90,145	) (13)	518,889
Accumulated other comprehensive income, net of taxes	24,954	8,942	(8,942	) (13)	24,954
Retained earnings	455,653	4,630	(4,630	) (13)	455,653
A ordinary shares in treasury	(101,404)	—	—		(101,404)

Total shareholders’ equity	898,095	107,917	(107,917)		898,095

Total liabilities and shareholders’ equity	$1,879,815	$413,562	$(15,503)		$2,277,874

Global Indemnity plc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2014

(In thousands, except shares and per share data)

	Historical Global Indemnity plc (1)	Historical American Reliable Insurance Company	Pro Forma Adjustments		Pro Forma Combined Global Indemnity plc
Revenues:
Gross premiums written	$227,200	$242,075	$18,000	(14)	$487,275

Net premiums written	$212,495	$131,005	$61,631	(15)	$405,131

Net premiums earned	$201,589	$127,249	$59,556	(16)	$388,394
Net investment income	22,488	7,209	(1,276	) (17)	28,421
Net realized investment gains:
Other than temporary impairment losses on investments	(68)	—	—		(68)
Other net realized investment gains	40,294	448	—		40,742

Total net realized investment gains	40,226	448	—		40,674
Other income	449	1,075	115	(18)	1,639

Total revenues	264,752	135,981	58,395		459,128
Losses and Expenses:
Net losses and loss adjustment expenses	113,496	73,661	35,694	(19)	222,851
Acquisition costs and other underwriting expenses	81,114	55,448	13,792	(20)	150,354
Corporate and other operating expenses	9,614	—	—		9,614
Interest expense	628	—	765	(21)	1,393

Income before income taxes	59,900	6,872	8,144		74,916
Income tax expense	8,108	2,242	1,257	(22)	11,607

Net income	$51,792	$4,630	$6,887		$63,309

Per share data:
Net income
Basic	$2.06	$0.18	$0.28		$2.52

Diluted	$2.05	$0.18	$0.27		$2.50

Weighted-average number of shares outstanding
Basic	25,126,684	—	—		25,126,684

Diluted	25,323,187	—	—		25,323,187

Global Indemnity plc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2013

(In thousands, except shares and per share data)

	Historical Global Indemnity plc (1)	Historical American Reliable Insurance Company	Pro Forma Adjustments		Pro Forma Combined Global Indemnity plc
Revenues:
Gross premiums written	$290,723	$348,416	$23,000	(14)	$662,139

Net premiums written	$271,984	$170,893	$79,107	(15)	$521,984

Net premiums earned	$248,722	$171,166	$78,734	(16)	$498,622
Net investment income	37,209	9,866	(1,316	) (17)	45,759
Net realized investment gains:
Other than temporary impairment losses on investments	(1,239)	—	—		(1,239)
Other than temporary impairment losses on investments recognized in other comprehensive income	—	—	—		—
Other net realized investment gains	28,651	720	—		29,371

Total net realized investment gains	27,412	720	—		28,132
Other income	5,791	1,458	142	(18)	7,391

Total revenues	319,134	183,210	77,560		579,904
Losses and Expenses:
Net losses and loss adjustment expenses	132,991	97,224	43,276	(19)	273,491
Acquisition costs and other underwriting expenses	105,651	72,773	19,220	(20)	197,644
Corporate and other operating expenses	11,614	—	—		11,614
Interest expense	6,169	—	1,020	(21)	7,189

Income before income taxes	62,709	13,213	14,044		89,966
Income tax expense	1,019	3,905	1,664	(22)	6,588

Net income	$61,690	$9,308	$12,380		$83,378

Per share data:
Net income
Basic	$2.46	$0.37	$0.50		$3.33

Diluted	$2.45	$0.37	$0.49		$3.31

Weighted-average number of shares outstanding
Basic	25,072,712	—	—		25,072,712

Diluted	25,174,015	—	—		25,174,015

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

Global Indemnity Group, Inc., an indirect wholly owned subsidiary of Global Indemnity, acquired American Reliable Insurance Company (“American Reliable”) on January 1, 2015. In connection with the acquisition of American Reliable, an allocation of the purchase price was made to the estimated fair value of assets acquired and liabilities acquired.

The unaudited pro forma condensed combined balance sheet as of September 30, 2014 reflects amounts contained in the unaudited balance sheets of Global Indemnity plc and American Reliable as of that date. The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet as if the acquisition of American Reliable occurred as of the date of the balance sheet.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 reflects amounts contained in the combined statements of operations of Global Indemnity for the year ended December 31, 2013 and the audited statements of operations of American Reliable for the year ended December 31, 2013. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2014 reflects amounts contained in the unaudited statements of operations of Global Indemnity and American Reliable for that period. The following adjustments have been reflected in the unaudited pro forma condensed combined statements of operations as if the acquisition of American Reliable occurred at the beginning of the earliest period presented.

(1) For a discussion of certain factors that affected the historical results of operations of Global Indemnity for the year ended December 31, 2013 , see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Global Indemnity’s Annual Report on Form 10-K for the year ended December 31, 2013. For a discussion of certain factors that affected the historical results of operations of Global Indemnity for the nine months ended September 30, 2014 , see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Global Indemnity’s Report on Form 10-Q for the nine months ended September 30, 2014.

(2) Adjustment to reflect sale of equity securities and other invested assets by American Reliable to Assurant in exchange for fixed-maturities available for sale as a result of restructuring transaction in the 4th quarter of 2014.

(3) Adjustment of $2.7 million to consists of the following:

Pro Forma Amount (dollars in thousands)
Margin borrowing resulting in additional debt	$102,000
Reinsurance restructuring transactions:
New assumed reinsurance agreement for agriculture business between American Reliable Insurance Company and American Bankers Insurance Company effective December 1, 2014	$27,446
Termination of Quota Share agreement between American Reliable Insurance Company and Bankers Atlantic Reinsurance Company effective January 1, 2015	(14,173)
New ceded reinsurance agreement for various lines of business between American Reliable Insurance Company and American Bankers Insurance Company effective December 1, 2014	(5,107)

$8,166
Purchase of American Reliable (a)	(117,860)
Adjustment in purchase price of American Reliable between 9/30/2014 and 12/31/2014 (a)	4,945

$(2,749)

(a)	A summary of the estimated purchase price of American Reliable as of December 31, 2014 and related change to American Reliable’s stockholders’ equity between September 30, 2014 and December 31, 2014 is as follows:

	(Dollars in Thousands)
	As of 12/31/2014	As of 9/30/2014	Difference
Stockholders’ Equity	$120,122	$107,917	—
Add: Capital Contribution in 4th Quarter of 2014	—	7,260	—

Adjusted Stockholders Equity	$120,122	$115,177	$4,945
Less: Purchase Price Adjustment	(2,262)	(2,262)	—

Estimated Purchase Price	$117,860	$112,915	$4,945

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION – (Continued)

(4) Adjustment of $5.6 million relates to consideration on reinsurance restructuring transactions primarily related to transfer unpaid loss and loss adjustment expenses and unearned premiums as follows:

Pro Forma Amount (dollars in thousands)
New assumed reinsurance agreement for agriculture business between American Reliable Insurance Company and American Bankers Insurance Company effective December 1, 2014	$1,857
Termination of quota share agreement between American Reliable Insurance Company and Bankers Atlantic Reinsurance Company effective January 1, 2015	(12,575)
New ceded reinsurance agreement for various lines of business between American Reliable Insurance Company and American Bankers Insurance Company effective December 1, 2014	5,090

$(5,628)

(5) Adjustment of $10.1 million to deferred acquisition costs consists of the following:

•	Decrease of $21.9 million to reduce American Reliable’s deferred acquisition costs to fair value

•	Increase of $11.8 million for termination of a quota share agreement between American Reliable Insurance Company and Bankers Atlantic Reinsurance Company effective January 1, 2015.

(6) Intangible assets of $27.5 million were recognized for the values of agency relationships, trade names, state insurance licenses and software technology. A summary of intangible assets, including estimated useful lives, is as follows:

	December 31, 2014
	Pro Forma Amount	Estimated Useful Life
	(dollars in thousands)
Value of Business Acquired	$19,000	1 Year
State insurance licenses	5,000	Indefinite
Software	2,000	5 years
Agent Relationships	900	10 years
Trade Names	600	7 years

	27,500

(7) Adjustment to record goodwill of $2.5 million for excess of the cash exchanged for American Reliable’s net assets. A summary of the preliminary purchase price allocation for the merger is as follows:

(dollars in thousands)
Estimated cash consideration	117,860
Less: Estimated fair value of net assets acquired	115,409

Goodwill	$2,451

(8) Adjustment of $28.9 million to prepaid reinsurance premiums relates to termination of quota share agreement between American Reliable Insurance Company and Bankers Atlantic Reinsurance Company effective January 1, 2015.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION – (Continued)

(9) Adjustment of $17.4 million to unpaid loss and loss adjustment expenses consists of the following:

•	Increase of $17.6 million for the related unpaid loss and loss adjustment expenses and unearned premiums on a new assumed reinsurance agreement for agriculture business between American Reliable Insurance Company American Bankers Insurance Company effective December 1, 2014.

•	Decrease of $0.2 million to adjust loss and loss expenses to fair value using a discount rate of 0.2% for the risk free rates for the period that is equivalent to the duration of the reserves. No risk adjustment was considered necessary in determining fair value of unpaid losses and loss adjustment expenses based on preliminary analysis. The results of the reserve studies have not progressed to as stage to supply sufficient information to make a definitive allocation of acquisition consideration.

•	The adjustments that will be recorded based upon completion of the reserve studies may differ materially from the information presented in these preliminary unaudited pro forma consolidated financial statements. American Bankers Insurance Company has agreed to indemnify Global Indemnity Group, Inc. to the extent that actual loss and loss adjustment expenses incurred exceed recorded unpaid loss and loss adjustment expense reserves of December 31, 2014. Global Indemnity Group, Inc. has agreed to indemnify American Bankers Insurance Company to the extent that loss and loss adjustment expenses incurred are lower than recorded unpaid loss and loss adjustment expense reserves as of December 31, 2014.

(10) Adjustment of $15.6 million to unearned premiums relates to new assumed reinsurance agreement for agriculture business between American Reliable Insurance Company and American Bankers Insurance Company effective December 1, 2014.

(11) Adjustment to additional debt obtained for financing of acquisition of American Reliable.

(12) Adjustment of $44.5 million to funds held under reinsurance treaties relates to settlement of funds from termination of quota share agreement between American Reliable Insurance Company and Bankers Atlantic Reinsurance Company effective January 1, 2015.

(13) Adjustment to eliminate American Reliable’s equity.

(14) Adjustment of $18.0 million for the nine months ended September 30, 2014 and $23.0 million for the year ended December 31, 2013 to gross written premium resulting from a reinsurance restructuring transaction of a new assumed reinsurance agreement for agriculture business between American Reliable Insurance Company and American Bankers Insurance Company effective December 1, 2014.

(15) Adjustment of $61.6 million for the nine months ended September 30, 2014 and $79.1 million for the year ended December 31, 2013 to net written premiums resulting from reinsurance restructuring transactions as follows:

	Pro Forma Amounts (Dollars in Thousands)
	Nine Months Ended 9/30/2014	Twelve Months Ended 12/31/2013
New assumed reinsurance agreement for agriculture business between American Reliable Insurance Company and American Bankers Insurance Company effective December 1, 2014	$17,963	$22,143
Termination of quota share agreement between American Reliable Insurance Company and Bankers Atlantic Reinsurance Company effective January 1, 2015	43,668	56,964

	$61,631	$79,107

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION – (Continued)

(16) Adjustment of $59.6 million for the nine months ended September 30, 2014 and $78.7 million for the year ended December 31, 2013 to net earned premiums resulting from reinsurance restructuring transactions as follows:

	Pro Forma Amounts (Dollars in Thousands)
	Nine Months Ended 9/30/2014	Twelve Months Ended 12/31/2013
New assumed reinsurance agreement for agriculture business between American Reliable Insurance Company and American Bankers Insurance Company effective December 1, 2014	$17,140	$21,679
Termination of quota share agreement between American Reliable Insurance Company and Bankers Atlantic Reinsurance Company effective January 1, 2015	42,416	57,055

	$59,556	$78,734

(17) Net investment income adjusted for the following:

•	Decrease of $2.1 million for the nine months ended September 30, 2014 and $2.9 million for the year ended December 31, 2013 resulting from an increase of $11.4 million of the cost basis of fixed maturities, available for sale, based on the fair value of investments at December 31, 2014;

•	Increase of $0.9 million for the nine months ended September 30, 2014 and $1.5 million for the year ended December 31, 2013 resulting from reinsurance restructuring transactions as follows:

	Pro Forma Amounts (Dollars in Thousands)
	Nine Months Ended 9/30/2014	Twelve Months Ended 12/31/2013
New assumed reinsurance agreement for agriculture business between American Reliable Insurance Company and American Bankers Insurance Company effective December 1, 2014	$600	$1,000
Termination of quota share agreement between American Reliable Insurance Company and Bankers Atlantic Reinsurance Company effective January 1, 2015	262	534

	$862	$1,534

(18) Adjustment of $0.1 million for the nine months ended September 30, 2014 and for the year ended December 31, 2013 resulting from a reinsurance restructuring transaction of a new assumed reinsurance agreement for agriculture business between American Reliable Insurance Company and American Bankers Insurance Company effective December 1, 2014.

(19) Adjustment of $35.7 million for the nine months ended September 30, 2014 and $43.3 million for the year ended December 31, 2013 to unpaid losses and loss adjustment expenses resulting from reinsurance restructuring transactions as follows:

	Pro Forma Amounts (Dollars in Thousands)
	Nine Months Ended 9/30/2014	Twelve Months Ended 12/31/2013
New assumed reinsurance agreement for agriculture business between American Reliable Insurance Company and American Bankers Insurance Company effective December 1, 2014	$11,140	$10,868
Termination of quota share agreement between American Reliable Insurance Company and Bankers Atlantic Reinsurance Company effective January 1, 2015	24,554	32,408

	$35,694	$43,276

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION – (Continued)

(20) Adjustment of $13.8 million for the nine months ended September 30, 2014 and $19.2 million for the twelve months ended December 31, 2013 for the following:

	Pro Forma Amounts (Dollars in Thousands)
	Nine Months Ended 9/30/2014	Twelve Months Ended 12/31/2013
Reinsurance Restructuring:
Commissions on new assumed reinsurance agreement for agriculture business between American Reliable Insurance Company and American Bankers Insurance Company effective December 1, 2014	$4,285	$5,420
Commissions on termination of quota share agreement between American Reliable Insurance Company and Bankers Atlantic Reinsurance Company effective January 1, 2015	16,967	22,822
Excise tax on new intercompany quota share reinsurance treaty with Global Indemnity Reinsurance Company, Ltd.	934	1,250

	$22,186	$29,492
Impact of amortization of fair value adjustments to assets acquired (a)	(5,218)	(6,957)
Personnel costs transitioned from American Reliable to American Bankers Insurance Company in the 4th quarter of 2014	(3,176)	(3,315)

	$13,792	$19,220

(a)	Includes one-time reductions of $4.5 million for the nine months ended September 30, 2014 and $6.0 million for the year ended December 31, 2013 that will not reoccur.

(21) Adjustment of $0.8 million for the nine months ended September 30, 2014 and $1.0 million for twelve months ended December 31, 2013 for interest expense on $102.0 million of debt pursuant to the company’s margin borrowing facilities to finance the acquisition of American Reliable at a rate of 1.0%.

(22) Adjustment to income tax expense for the nine months ended September 30, 2014 and the year ended December 31, 2013, deferred income taxes as of September 30, 2014 and federal income tax recoverable as of September 30, 2014 were calculated using the a statutory tax rate of 35%.